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                                                                      EXHIBIT 21




                           SUBSIDIARIES OF REGISTRANT*

                          Name                                          State of Incorporation
                          ----                                          ----------------------
Subsidiaries Incorporated in the United States:
-----------------------------------------------

  C/P Products Corp.  . . . . . . . . . . . . . . . . . .                      Indiana

  United Sales & Warehouse of Texas, Inc. . . . . . . . .                      Texas

Foreign Subsidiaries:
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  The Coast Distribution System (Canada) Inc. . . . . . .                      Quebec, Canada

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*   In accordance with the descriptions set forth in Paragraph (b) of Item 601 of Regulation S-K, there have been omitted those subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 1995.